EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated June 10, 2024, with respect to the consolidated financial statements of XCHG Limited, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG Huazhen LLP

Beijing, China

January 29, 2026